    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 1997


                                                      REGISTRATION NO. 333-37981

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                COMBICHEM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            8731                           33-0617379
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

               9050 CAMINO SANTA FE, SAN DIEGO, CALIFORNIA 92121
                                 (619) 530-0484
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             DR. VICENTE ANIDO, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              9050 CAMINO SANTA FE
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 530-0484
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

               FAYE H. RUSSELL, ESQ.                             FREDERICK T. MUTO, ESQ.
              THOMAS E. HORNISH, ESQ.                             ERIC J. LOUMEAU, ESQ.
               LANCE S. KURATA, ESQ.                          CHRISTOPHER W. KRUEGER, ESQ.
          BROBECK, PHLEGER & HARRISON LLP                          COOLEY GODWARD LLP
          550 WEST "C" STREET, SUITE 1300                   4365 EXECUTIVE DRIVE, SUITE 1100
            SAN DIEGO, CALIFORNIA 92101                            SAN DIEGO, CA 92121
                  (619) 234-1966                                     (619) 550-6000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                          PROPOSED MAXIMUM
                                                     PROPOSED MAXIMUM        AGGREGATE
    TITLE OF EACH CLASS OF        AMOUNT TO BE        OFFERING PRICE          OFFERING            AMOUNT OF
 SECURITIES TO BE REGISTERED     REGISTERED(1)         PER SHARE(2)           PRICE(2)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001
  per share...................  2,587,500 Shares          $13.00            $ 33,637,500           $ 10,194
===============================================================================================================

(1) Includes 337,500 shares which the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of computing the amount of the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates, except for the registration fee, the Nasdaq National Market filing fee and the NASD fee.

        Registration fee..................................................  $ 10,194
        Nasdaq National Market fee........................................    50,000
        NASD fee..........................................................     3,864
        Blue Sky fees and expenses........................................    10,000
        Printing and engraving expenses...................................   180,000
        Legal fees and expenses...........................................   250,000
        Accounting fees and expenses......................................   125,000
        Transfer Agent and Registrar fees.................................     5,000
        Miscellaneous expenses............................................    65,942
                                                                            --------
                  TOTAL...................................................  $700,000
                                                                            ========

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

     Article VII, Section 1 of the Restated Bylaws of the Company provides that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the Delaware General Corporation Law.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law,
Article V, Section (A) of the Company's Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

     The Company has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Company copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

     The Company has purchased directors' and officers' liability insurance. The Company intends to enter into additional indemnification agreements with each of its directors and executive officers to effectuate these indemnity provisions.

     The Underwriting Agreement (Exhibit 1.1 hereto) contains provisions by which the Underwriters have agreed to indemnify the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each director of the Company, and each officer of the Company who signs this Registration Statement, with respect to information furnished in writing by or on behalf of the Underwriters for use in the Registration Statement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Since September 30, 1994, the Company has sold and issued the following unregistered securities (which numbers have not been adjusted for the one-for-four reverse stock split effected in October 1997).

 (1) From September 30, 1994 to September 30, 1997, the Company issued an aggregate of 6,694,638 options to purchase Common Stock with exercise prices ranging from $0.062 to $0.25 per share under the Predecessor Plan and an aggregate of 4,927,858 shares of Common Stock were issued through the exercise of options granted under the Predecessor Plan for an aggregate exercise price of $405,241. For additional information concerning these transactions, reference is made to the information contained under the caption "Management -- Benefit Plans" in the form of the Prospectus included herein.

 (2) On October 12, 1995, the Company issued 200,000 shares of Series Z Preferred Stock to Sydney Brenner for an aggregate consideration of $100,000.

 (3) On October 18, 1994, the Company issued 500,000 shares of Common Stock to Robert A. Curtis, former Chief Executive Officer of the Company, at $.01 per share, of which 229,160 were vested as of the date of the termination of his employment in October 1995.

 (4) On October 18, 1994, the Company issued an aggregate of 2,500 shares of Common Stock to one investor for an aggregate consideration of $25.

 (5) On November 1, 1994, the Company issued an aggregate of 400,000 shares of Series A Preferred Stock to certain funds advised by Sequoia Capital for an aggregate consideration of $200,000.

 (6) From November 23, 1994 through January 15, 1995, the Company issued an aggregate of 2,226,667 shares of Series B Preferred Stock to certain funds advised by Sequoia Capital, Forward Ventures II, L.P. and an individual investor for an aggregate consideration of $1,670,000.

 (7) On November 1, 1994, the Company issued an aggregate of 100,000 shares of Common Stock to certain venture funds advised by Sequoia Capital for an aggregate consideration of $5,000.

 (8) On November 8, 1994, the Company issued an aggregate of 175,000 shares of Common Stock to one investor for an aggregate consideration of $8,750.

 (9) On November 18, 1994, the Company issued an aggregate of 10,000 shares of Common Stock to one investor for an aggregate consideration of $500.

(10) In December 1994, the Company issued a warrant to purchase 83,655 shares of Series Z Preferred Stock to Comdisco, Inc. at an exercise price of $0.50 per share in connection with an equipment lease financing.

(11) From January 1, 1995 through April 24, 1995, the Company issued an aggregate of 130,000 shares of Common Stock to eight investors for an aggregate consideration of $9,750.

(12) On March 20, 1995, the Company issued an aggregate of 400,000 shares of Common Stock to The Scripps Research Institute for an aggregate consideration of $40,000.

(13) From April 25, 1995 through July 30, 1995, the Company issued an aggregate of 650,000 shares of Common Stock to three investors for an aggregate consideration of $48,750.

(14) On June 15, 1995, the Company issued a warrant to purchase 35,000 shares of Common Stock to LJL BioSystems, Inc. at an exercise price of $0.075.

(15) In connection with an asset purchase agreement dated August 4, 1995, the Company issued an aggregate of 332,777 shares of Series Z Preferred Stock to Molecular Simulations, Inc. from June 1996 through July 1996 in consideration for certain technology rights.

(16) On August 5, 1995, the Company issued 6,000 shares of Common Stock to Ken Rubenstein at $.075 per share in connection with a consulting agreement.

(17) On August 17, 1995, August 25, 1995 and September 11, 1995, the Company issued an aggregate of 12,045,576 shares of Series C Preferred Stock to various venture capital funds and certain other investors for an aggregate consideration of $7,468,257.

(18) On August 17, 1995, the Company issued warrants to purchase 120,968 shares of Series C Preferred Stock at an exercise price of $0.62 per share.

(19) On September 7, 1995, the Company issued 8,065 shares of Series C Preferred Stock to one investor for an aggregate consideration of $5,000.

(20) In December 1995, the Company issued an aggregate of 232,500 shares of Series J Preferred Stock to three employees upon the exercise of options to purchase Series J Preferred Stock at an exercise price of $0.10.

(21) On April 9, 1996, the Company issued an aggregate of 5,104,845 shares of Series C Preferred Stock to various venture capital funds and certain other investors for an aggregate consideration of $3,165,003.

(22) In April 1996 and June 1996, the Company issued warrants to purchase an aggregate of 240,321 shares of Series C Preferred Stock to Comdisco, Inc. at an exercise price of $0.62 per share in connection with an equipment lease financing.

(23) In May 1996, the Company issued warrants to purchase an aggregate of 112,903 shares of Series Z Preferred Stock to Silicon Valley Bank and MMC/GATX Partnership No. 1 at an exercise price of $0.62 per share in connection with an equipment lease financing.

(24) On November 15, 1996, the Company issued an aggregate of 9,869,205 shares of Series D Preferred Stock to various venture capital funds and certain other investors for an aggregate consideration of $9,869,205.

(25) On January 23, 1997, the Company issued an aggregate of 5,000 shares of Common Stock to one investor at $0.10 per share pursuant to a Restricted Stock Issuance Agreement for an aggregate consideration of $500.

(26) On June 11, 1997, the Company issued an aggregate of 40,000 shares of Common Stock to one investor at $0.10 per share for an aggregate consideration of $4,000.

(27) On July 1, 1997, the Company issued an aggregate of 45,000 shares of Common Stock to the University of Pittsburgh for technology rights valued at $11,250.

(28) On October 7, 1997, the Company issued an aggregate of 50,000 shares of Common Stock to two investors for past services rendered to the Company.

(29) On October 10, 1997, the Company issued an aggregate of 1,000,000 shares of Common Stock to ImClone Systems Incorporated in conjunction with a collaboration agreement.

(30) On October 15, 1997, the Company issued an aggregate of 4,000,000 shares of Common Stock to Elan International Services Ltd., in conjunction with a collaboration agreement.

     The sales and issuances of securities in the above transactions were deemed to be exempt under the Act by virtue of Section 4(2) thereof and/or Regulation D and Rule 701 promulgated thereunder as transactions not involving any public offering. The purchasers in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate legends were affixed to the stock certificates issued in such transactions. Similar representations of investment intent were obtained and similar legends imposed in connection with any subsequent transfers of any such securities. The Company believes that all recipients had adequate access, through employment or other relationships, to information about the Company to make an informed investment decision.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.


EXHIBIT
 NUMBER                                        DESCRIPTION
--------     --------------------------------------------------------------------------------
    1.1+     Form of Underwriting Agreement.
   3.1++     Certificate of Incorporation of the Company, as amended.
   3.2++     Form of Amended and Restated Certificate of Incorporation of the Company to
             become effective immediately prior to the Offering.
   3.3++     Bylaws of the Company, as amended.
   3.4++     Form of Restated Bylaws of the Company to be effective upon completion of the
             Offering.
    4.1+     Form of Certificate for Common Stock.
   5.1++     Opinion of Brobeck, Phleger & Harrison LLP with respect to the Common Stock being registered.
  10.1++     Preferred Stock Purchase Agreement for Series A Preferred Stock between the
             Company and Forward Ventures II, L.P., dated August 26, 1994.
  10.2++     Preferred Stock Purchase Agreement for Shares of Series Z Preferred Stock
             between the Company and Sydney Brenner, dated October 14, 1994.
  10.3++     Stock Purchase Agreement for Shares of Series A Preferred Stock and Common Stock
             between the Company and the investors listed on Exhibit A thereto, dated
             November 1, 1994.
  10.4++     Stock Purchase Agreement Series B Preferred Stock between the Company and the purchasers listed on Exhibit A thereto, dated November 29, 1994.
  10.5++     Series C Preferred Stock Purchase Agreement between the Company and the purchasers listed on Schedule A thereto, dated August 17, 1995.
  10.6++     Stock Purchase Agreement for Series C Preferred Stock between the Company and
             Todd Schmidt dated September 7, 1995.
 10.7*++     Supplemental Purchase Agreement between the Company and the purchasers on
             Schedule A thereto, dated April 8, 1996.
 10.8*++     Series D Preferred Stock Purchase Agreement between the Company and the purchasers listed on Schedule A thereto, dated November 15, 1996.
  10.9++     Amended and Restated Investors' Rights Agreement between the Company and the stockholders listed on Schedule A thereto, dated November 15, 1996.
 10.10++     Series J Preferred Stock Purchase Agreement between the Company and Steve Teig, dated June 10, 1997. '

EXHIBIT
 NUMBER                                        DESCRIPTION
--------     --------------------------------------------------------------------------------
 10.11++     Series J Preferred Stock Purchase Agreement between the Company and Jonathan
             Greene, dated June 11, 1997.
 10.12++     Series J Preferred Stock Purchase Agreement between the Company and Andrew
             Smellie, dated June 11, 1997.
 10.13++     Warrant Agreement to Purchase Shares of the Series Z Preferred Stock, as amended between the Company and Comdisco, Inc., dated December 20, 1994.
 10.14++     Common Stock Purchase Warrant between the Company and LJL BioSystems, Inc., dated June 15, 1995.
 10.15++     Form of Warrant to Purchase Shares of Series C Preferred Stock between the
             Company and the purchasers listed on Schedule A thereto, dated August 17, 1995.
 10.16++     Form of Warrant Agreement to Purchase Shares of Series C Preferred Stock of the
             Company, between the Company and Comdisco, Inc. in the amounts listed on
             Schedule A thereto.
 10.17++     Form of Warrant to Purchase Shares of Series Z Preferred Stock between the
             Company and the purchasers listed on Schedule A thereto, dated May 20, 1996.
 10.18++     Master Lease Agreement with the Company and Comdisco Inc., dated November 6,
             1994, Schedule VL-1, dated November 11, 1994, Schedule VL-2 dated April 15, 1996 and Schedule VL-3 dated April 15, 1996.
10.19*++     Collaboration Agreement between the Company and Teijin Limited, dated March 29,
             1996, as amended.
10.20*++     Collaborative Research and License Agreement between the Company and Roche
             Bioscience, dated October 25, 1996.
10.21*++     Research and Technology Development Agreement between the Company and Sumitomo
             Pharmaceuticals Co., Ltd., dated August 18, 1997.
  10.22*     Collaborative Research and License Agreement between the Company and ImClone
             Systems Incorporated, dated October 10, 1997.
  10.23*     Collaborative Research and License Agreement between the Company and Athena
             Neurosciences, Inc., dated October 15, 1997.
 10.24++     Full Recourse Secured Promissory Note and Stock Pledge Agreement between the
             Company and Peter Myers, dated September 5, 1995.
 10.25++     Promissory Note Secured by Deed of Trust between the Company and John Saunders, dated August 30, 1996.
 10.26++     Promissory Note between the Company and Vicente Anido, Jr., dated February 24,
             1997.
 10.27++     Pledge Agreement between the Company and Vicente Anido, Jr., dated February 24,
             1997.
 10.28++     Promissory Note Secured by Stock Pledge Agreement between the Company and
             Vicente Anido, Jr., dated June 6, 1997
 10.29++     Stock Pledge Agreement between the Company and Vicente Anido, Jr., dated June 6,
             1997.
 10.30++     Employment Agreement with Peter Myers, dated March 1, 1995.
 10.31++     Employment Agreement with John Saunders, dated January 1, 1996.
 10.32++     Employment Agreement with Steven Teig, dated July 1, 1995.
 10.33++     Employment Agreement with Vicente Anido, Jr., dated March 14, 1996.
 10.34++     Employment Agreement with Lee R. McCracken, dated May 13, 1996.
 10.35++     Employment Letter with Karin Eastham, dated March 14, 1997.
 10.36++     Standard Industrial/Commercial Single-Tenant Lease between the Company and
             Campson corporation, dated December 22, 1995.
 10.37++     Standard Office Lease-Full Service between the Company and Nearon Enterprises,
             LLC, dated October 24, 1996.

EXHIBIT
 NUMBER                                        DESCRIPTION
--------     --------------------------------------------------------------------------------
 10.38++     Lease Agreement between Harbor Investment Partners and the Company, dated
             October 6, 1997.
 10.39++     1995 Stock Option/Stock Issuance Plan.
 10.40++     1995 Stock Option/Stock Issuance Plan Form of Notice of Grant.
 10.41++     1995 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.
 10.42++     1995 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement.
 10.43++     1995 Stock Option/Stock Issuance Plan Form of Restricted Stock Issuance
             Agreement.
 10.44++     1997 Stock Incentive Plan.
 10.45++     1997 Employee Stock Purchase Plan.
 10.46++     Form of Indemnification Agreement between the Company and each of its directors.
 10.47++     Form of Indemnification Agreement between the Company and each of its officers.
  11.1++     Statement of Computation of pro forma net loss per share.
  23.1++     Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as
             Exhibit 5.1).
  23.2++     Consent of Ernst & Young LLP, Independent Auditors.
  24.1++     Power of Attorney (see page II-8).
  27.1++     Financial Data Schedule.


---------------

+ To be filed by amendment.


++ Previously filed with the Commission.


* Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

     (b) Financial Statement Schedules included separately in the Registration Statement.

     All other schedules are omitted because they are not required, are not applicable or the information is included in the Financial Statements or Notes thereto.

ITEM 17. UNDERTAKINGS.

     The undersigned hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on the 24th day of October, 1997.


                                          COMBICHEM, INC.

                                          By:    /s/ VICENTE ANIDO, JR.
                                            ------------------------------------
                                                     Vicente Anido, Jr.
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



             SIGNATURE                               TITLE                         DATE
-----------------------------------   -----------------------------------   -------------------

      /s/ VICENTE ANIDO, JR.          President, Chief Executive Officer       October 24, 1997
-----------------------------------    and Director (Principal Executive
       (Vicente Anido, Jr.)                        Officer)

                                               Vice President of               October 24, 1997
                                        Finance and Administration and
                                                     Chief
         /s/ KARIN EASTHAM               Financial Officer (Principal
-----------------------------------                Financial
          (Karin Eastham)                   and Accounting Officer)

                 *                    Chairman of the Board and Director       October 24, 1997
-----------------------------------
          (Pierre Lamond)

                 *                                 Director                    October 24, 1997
-----------------------------------
         (Peter L. Myers)

                 *                                 Director                    October 24, 1997
-----------------------------------
       (Philippe O. Chambon)

                 *                                 Director                    October 24, 1997
-----------------------------------
          (Arthur Reidel)

                 *                                 Director                    October 24, 1997
-----------------------------------
          (William Scott)



By:     /s/ VICENTE ANIDO, JR.

    ----------------------------------

           Vicente Anido, Jr.,
             Attorney-in-fact

                                 EXHIBIT INDEX



                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
 NUMBER                                  DESCRIPTION                                     PAGE
--------     --------------------------------------------------------------------    ------------
    1.1+     Form of Underwriting Agreement.
   3.1++     Certificate of Incorporation of the Company, as amended.
   3.2++     Form of Amended and Restated Certificate of Incorporation of the
             Company to become effective immediately prior to the Offering.
   3.3++     Bylaws of the Company, as amended.
   3.4++     Form of Restated Bylaws of the Company to be effective upon completion of the Offering.
    4.1+     Form of Certificate for Common Stock.
   5.1++     Opinion of Brobeck, Phleger & Harrison LLP with respect to the
             Common Stock being registered.
  10.1++     Preferred Stock Purchase Agreement for Series A Preferred Stock
             between the Company and Forward Ventures II, L.P., dated August 26,
             1994.
  10.2++     Preferred Stock Purchase Agreement for Shares of Series Z Preferred
             Stock between the Company and Sydney Brenner, dated October 14,
             1994.
  10.3++     Stock Purchase Agreement for Shares of Series A Preferred Stock and
             Common Stock between the Company and the investors listed on Exhibit
             A thereto, dated November 1, 1994.
  10.4++     Stock Purchase Agreement Series B Preferred Stock between the
             Company and the purchasers listed on Exhibit A thereto, dated
             November 29, 1994.
  10.5++     Series C Preferred Stock Purchase Agreement between the Company and the purchasers listed on Schedule A thereto, dated August 17, 1995.
  10.6++     Stock Purchase Agreement for Series C Preferred Stock between the
             Company and Todd Schmidt dated September 7, 1995.
 10.7*++     Supplemental Purchase Agreement between the Company and the purchasers on Schedule A thereto, dated April 8, 1996.
 10.8*++     Series D Preferred Stock Purchase Agreement between the Company and the purchasers listed on Schedule A thereto, dated November 15,
             1996.
  10.9++     Amended and Restated Investors' Rights Agreement between the Company and the stockholders listed on Schedule A thereto, dated November
             15, 1996.
 10.10++     Series J Preferred Stock Purchase Agreement between the Company and
             Steve Teig, dated June 10, 1997.
 10.11++     Series J Preferred Stock Purchase Agreement between the Company and
             Jonathan Greene, dated June 11, 1997.
 10.12++     Series J Preferred Stock Purchase Agreement between the Company and
             Andrew Smellie, dated June 11, 1997.
 10.13++     Warrant Agreement to Purchase Shares of the Series Z Preferred
             Stock, as amended between the Company and Comdisco, Inc., dated
             December 20, 1994.
 10.14++     Common Stock Purchase Warrant between the Company and LJL
             BioSystems, Inc., dated June 15, 1995.
 10.15++     Form of Warrant to Purchase Shares of Series C Preferred Stock
             between the Company and the purchasers listed on Schedule A thereto, dated August 17, 1995.
 10.16++     Form of Warrant Agreement to Purchase Shares of Series C Preferred
             Stock of the Company, between the Company and Comdisco, Inc. in the amounts listed on Schedule A thereto.

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
                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
 NUMBER                                  DESCRIPTION                                     PAGE
--------     --------------------------------------------------------------------    ------------
 10.17++     Form of Warrant to Purchase Shares of Series Z Preferred Stock
             between the Company and the purchasers listed on Schedule A thereto, dated May 20, 1996.
 10.18++     Master Lease Agreement with the Company and Comdisco Inc., dated
             November 6, 1994, Schedule VL-1, dated November 11, 1994, Schedule
             VL-2 dated April 15, 1996 and Schedule VL-3 dated April 15, 1996.
10.19*++     Collaboration Agreement between the Company and Teijin Limited, dated March 29, 1996, as amended.
10.20*++     Collaborative Research and License Agreement between the Company and
             Roche Bioscience, dated October 25, 1996.
10.21*++     Research and Technology Development Agreement between the Company and Sumitomo Pharmaceuticals Co., Ltd., dated August 18, 1997.
  10.22*     Collaborative Research and License Agreement between the Company and
             ImClone Systems Incorporated, dated October 10, 1997.
  10.23*     Collaborative Research and License Agreement between the Company and
             Athena Neurosciences, Inc., dated October 15, 1997.
 10.24++     Full Recourse Secured Promissory Note and Stock Pledge Agreement
             between the Company and Peter Myers, dated September 5, 1995.
 10.25++     Promissory Note Secured by Deed of Trust between the Company and
             John Saunders, dated August 30, 1996.
 10.26++     Promissory Note between the Company and Vicente Anido, Jr., dated
             February 24, 1997.
 10.27++     Pledge Agreement between the Company and Vicente Anido, Jr., dated
             February 24, 1997.
 10.28++     Promissory Note Secured by Stock Pledge Agreement between the
             Company and Vicente Anido, Jr., dated June 6, 1997
 10.29++     Stock Pledge Agreement between the Company and Vicente Anido, Jr., dated June 6, 1997.
 10.30++     Employment Agreement with Peter Myers, dated March 1, 1995.
 10.31++     Employment Agreement with John Saunders, dated January 1, 1996.
 10.32++     Employment Agreement with Steven Teig, dated July 1, 1995.
 10.33++     Employment Agreement with Vicente Anido, Jr., dated March 14, 1996.
 10.34++     Employment Agreement with Lee R. McCracken, dated May 13, 1996.
 10.35++     Employment Letter with Karin Eastham, dated March 14, 1997.
 10.36++     Standard Industrial/Commercial Single-Tenant Lease between the
             Company and Campson corporation, dated December 22, 1995.
 10.37++     Standard Office Lease-Full Service between the Company and Nearon
             Enterprises, LLC, dated October 24, 1996.
 10.38++     Lease Agreement between Harbor Investment Partners and the Company, dated October 6, 1997.
 10.39++     1995 Stock Option/Stock Issuance Plan.
 10.40++     1995 Stock Option/Stock Issuance Plan Form of Notice of Grant.
 10.41++     1995 Stock Option/Stock Issuance Plan Form of Stock Option
             Agreement.
 10.42++     1995 Stock Option/Stock Issuance Plan Form of Stock Purchase
             Agreement.
 10.43++     1995 Stock Option/Stock Issuance Plan Form of Restricted Stock
             Issuance Agreement.
 10.44++     1997 Stock Incentive Plan.

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
 NUMBER                                  DESCRIPTION                                     PAGE
--------     --------------------------------------------------------------------    ------------
 10.45++     1997 Employee Stock Purchase Plan.
 10.46++     Form of Indemnification Agreement between the Company and each of its directors.
 10.47++     Form of Indemnification Agreement between the Company and each of its officers.
  11.1++     Statement of Computation of pro forma net loss per share.
  23.1++     Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).
  23.2++     Consent of Ernst & Young LLP, Independent Auditors.
  24.1++     Power of Attorney (see page II-8).
  27.1++     Financial Data Schedule.


---------------

+ To be filed by amendment.


++ Previously filed with the Commission.


* Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.